                                                                    EXHIBIT 4.2

                              CERTIFICATE OF TRUST
                                       OF
                            PROVIDENT CAPITAL TRUST I

         This Certificate of Trust is being executed as of October 31, 1996 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Section 3801 ET SEQ. (the "Act").

         The undersigned hereby certifies as follows:

         1) NAME. The name of the business trust is "Provident Capital Trust I" (the "Trust").

         2) DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

               The Bank of New York (Delaware)
               23 White Clay Center
               Route 273
               Newark, Delaware 19711.

         3) EFFECTIVE. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                     THE BANK OF NEW YORK (Delaware),
                                     as Delaware Trustee

                                     By: /s/ Melissa J. Beneduce
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                                             Name:  Melissa J. Beneduce
                                             Title: Assistant Vice President

                                     THE BANK OF NEW YORK,
                                     as Property Trustee

                                     By: /s/ Mary Jane Morrissey
                                        --------------------------------
                                             Name:  Mary Jane Morrissey
                                             Title: Vice President

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                                                    , as Regular Trustee

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                                                    , as Regular Trustee

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                                                    , as Regular Trustee